Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statement Nos. 333-193696, 333-162644, 333-165668 and 333-169884 on Form S-8 of our reports dated March 10, 2014, relating to the financial statements of LogMeIn, Inc. and subsidiaries and the effectiveness of LogMeIn, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of LogMeIn, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 10, 2014